Exhibit 4.2

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (the “Sixth Supplemental Indenture”), dated as of December 31, 2017, to the Indenture (defined below) by and among Arconic Inc., a Pennsylvania corporation (the “Company”), Arconic Inc., a Delaware corporation (“New Arconic”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee under the Indenture (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Trustee are party to an indenture, dated as of December 14, 2010 (the “Base Indenture”), providing for the issuance from time to time of its Securities (as defined in the Base Indenture) to be issued in one or more series as therein provided;

WHEREAS, the Base Indenture has been amended and supplemented by a Third Supplemental Indenture, dated as of April 17, 2013 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of July 23, 2015, and a Fifth Supplemental Indenture, dated as of November 30, 2017 (the “Fifth Supplemental Indenture” and the Base Indenture, as so amended and supplemented , the “Indenture”), and a series of the Company’s Securities known as its 1.625% Convertible Senior Notes due 2019 (the “Notes”) have been issued and are outstanding pursuant to the Indenture;

WHEREAS, the Company entered into the Agreement and Plan of Merger, dated as of October 12, 2017 (the “Merger Agreement”), by and among the Company and New Arconic, a direct wholly owned subsidiary of the Company, pursuant to which, concurrently with the execution of this Sixth Supplemental Indenture, the Company is being merged with and into New Arconic, with New Arconic being the surviving corporation in such merger (the “Merger”);

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, at the effective time of the Merger, each share of common stock, par value $1.00 per share, of the Company (the “Shares”) issued and outstanding immediately prior to the effective time of the Merger is being converted into the right to receive one share of New Arconic common stock, par value $1.00 per share (each share of such stock, “Reference Property”);

WHEREAS, the Merger constitutes a Merger Event with respect to the Notes under Section 8.07 of the Third Supplemental Indenture;

WHEREAS, pursuant to Section 11.01(a) of the Indenture and Section 8.07 of the Third Supplemental Indenture, at the effective time of the Merger (the “Effective Time”), the Company is required to execute with the Trustee and New Arconic a supplemental indenture providing for (i) New Arconic to assume all the obligations of the Company under the Notes and the Indenture, and (ii) the change in the right to convert each series of Notes resulting from the Merger Event;

WHEREAS, pursuant to Sections 10.01, 10.03 and 11.01(a) of the Indenture and Section 8.07(b) of the Third Supplemental Indenture, in connection with such supplemental indenture, the Company is required to deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel; and

WHEREAS, the Trustee has received such Officer’s Certificate and Opinion of Counsel;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, New Arconic, and the Trustee hereby agree as follows:

1.      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the applicable Indenture.

2.      Agreement of Parties. (a) Effective as of the Effective Time, New Arconic hereby (i) represents and warrants that it is a corporation organized and validly existing under the laws of the state of Delaware, and (ii) expressly and unconditionally assumes all obligations of the Company under the Notes and the Indenture, including without limitation the due and punctual payment of the principal of, premium, if any, and interest on the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture or established with respect to the Notes pursuant to the Indenture to be performed by the Company with respect to the Notes. From and after the Effective Time, New Arconic shall succeed to and be substituted for and may exercise every right and power of the Company under the Indenture with the same effect as if New Arconic had been named as the Company therein.

(b)       In accordance with Section 8.07 of the Third Supplemental Indenture, at and after the Effective Time, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such principal amount of Notes into the amount of Reference Property that a holder of a number of Shares equal to the Conversion Rate (as defined in the Third Supplemental Indenture) immediately prior to the Merger would have owned or been entitled to receive upon the consummation of the Merger. The provisions of the Indenture, as modified herein, including without limitation, (i) all references and provisions respecting the terms “Common Stock,” “Conversion Price” and “Conversion Rate” and (ii) the provisions of Section 8.01(b) of the Third Supplemental Indenture respecting when a Holder of Notes may surrender its Notes for conversion, shall continue to apply, mutatis mutandis, to the Holders’ right to convert each Note into the Reference Property. New Arconic hereby agrees to furnish Reference Property, if any, deliverable upon conversion of the Notes and be bound by the conversion provisions of Article 8 of the Third Supplemental Indenture. As and to the extent required by Section 8.07(a) of the Third Supplemental Indenture, the Conversion Rate (as defined in the Third Supplemental Indenture) shall be adjusted as a result of events occurring subsequent to the date hereof with respect to the Reference Property as nearly equivalent as possible to the adjustments provided for in Article 8 of the Third Supplemental Indenture, with respect to the Common Stock.

3.      Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions of the Indenture shall remain in full force and effect.

4.      GOVERNING LAW. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, NEW ARCONIC, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SIXTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.      Multiple Counterparts. The parties may sign multiple counterparts of this Sixth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

6.      Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

7.      Trustee. The Trustee accepts the amendment of the Indenture effected by this Sixth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and New Arconic, or for or with respect to (i) the validity, efficacy, or sufficiency of this Sixth Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or New Arconic, as applicable, by corporate action or otherwise, or (iii) the due execution hereof by the Company or New Arconic, as applicable, and the Trustee makes no representation with respect to any such matters.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first above written.

ARCONIC INC., a Pennsylvania corporation

By:	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

[Signature Page – Arconic Convertible Notes - Sixth Supplemental Indenture]

ARCONIC INC., a Delaware corporation

By:	/s/ Peter Hong
Name:	Peter Hong
Title:	Vice President and Treasurer

[Signature Page – Arconic Convertible Notes - Sixth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
Name:	Karen Yu
Title:	Vice President

[Signature Page – Arconic Convertible Notes - Sixth Supplemental Indenture]